Exhibit 99.19

[    ]

[DATE]

Walgreens Boots Alliance Holdings LLC

108 Wilmot Road, Deerfield, Illinois 60015

Re: Master Confirmation: Pre-paid Variable Share Forward Transactions

The purpose of this communication (this “Master Confirmation”) is to set forth certain terms and conditions of one or more share forward transactions (each, a “Transaction”) that may be entered into from time to time among Walgreens Boots Alliance Holdings LLC, a limited liability company formed under the laws of the State of Delaware (“Counterparty”), [    ] (“Dealer”), and [    ], as collateral agent (the “Collateral Agent”). This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. Each such Transaction entered into between Dealer and Counterparty that is subject to this Master Confirmation shall be evidenced by a supplemental confirmation substantially in the form of Exhibit A hereto (a “Supplemental Confirmation”), with such modifications as to which the parties mutually agree. This Master Confirmation and each Supplemental Confirmation together shall constitute a “Confirmation” as referred to in the Agreement specified below and evidence a complete binding agreement among Dealer, Counterparty and the Collateral Agent as to the subject matter and terms of each Transaction to which this Master Confirmation and such Supplemental Confirmation relate and supersede all prior or contemporaneous written or oral communications with respect thereto.

This Master Confirmation and each Supplemental Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed the Agreement on the date of this Master Confirmation (without any Schedule but with the elections and amendments set forth in this Master Confirmation). For the avoidance of doubt, the Transactions under this Master Confirmation shall be the only transactions under the Agreement and shall not be subject to any other (existing or deemed) agreement to which Dealer and Counterparty are parties.

The definitions contained in the 2006 ISDA Definitions (the “2006 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the 2006 Definitions, the “Definitions”), as each is published by the International Swaps and Derivatives Association, Inc, are incorporated into this Master Confirmation.

If, in relation to any Transaction to which this Master Confirmation and a Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation and the Definitions, the following shall prevail for purposes of such Transaction in the order of precedence indicated: (i) such Supplemental Confirmation, (ii) this Master Confirmation, (iii) the Equity Definitions, (iv) the 2006 Definitions and (v) the Agreement.

For the purposes of the Equity Definitions, each Transaction is a Share Forward Transaction and, notwithstanding anything to the contrary, Dealer and Counterparty acknowledge and agree that for U.S. Federal income tax purposes, each Component (as defined below) of each Transaction shall constitute a single, indivisible financial instrument and neither Dealer nor Counterparty will take any action that would be inconsistent with such treatment for U.S. Federal income tax purposes. For U.S. Federal income tax purposes, each of Counterparty and Dealer hereby agrees to treat each Component of each Transaction entered into hereunder in its entirety as a forward contract for the delivery of Shares (or security entitlements in respect thereof) or cash, provided that the Counterparty has not made a Rehypothecation Election pursuant to this Master Confirmation.

1. Set forth below are the general terms and conditions that, together with the terms and conditions set forth in the Supplemental Confirmation (in respect of the related Transaction), shall govern the relevant Transaction:

General Terms:

Trade Date:	For each Transaction, as specified in the related Supplemental Confirmation.

Seller:	Counterparty.

Buyer:	Dealer.

Shares:	The common stock, par value USD 0.01 per share, of Issuer (Exchange Symbol: “ABC”).

Issuer:	AmerisourceBergen Corporation

Components:	Each Transaction will be divided into a number of individual Components equal to the Number of Components for such Transaction, each with the terms set forth in this Master Confirmation and the related Supplemental Confirmation, and, in particular, with the Number of Shares and Scheduled Valuation Date set forth in the related Supplemental Confirmation. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Number of Components:	For each Transaction, as specified in the related Supplemental Confirmation.

Initial Share Price:	For each Transaction, the price per Share as set forth in the related Supplemental Confirmation.

Number of Transaction Shares:	With respect to each Transaction, as specified in the related Supplemental Confirmation.

Number of Shares:	With respect to each Component of a Transaction, the Number of Transaction Shares divided by the Number of Components (rounded using a rounding convention determined by the Calculation Agent, with any remainder allocated to the final Component of such Transaction), as specified in the related Supplemental Confirmation.

Prepayment:	Applicable.

Prepayment Amount:	For all Components comprising a Transaction, the product of the Number of Transaction Shares, the Initial Share Price and the Prepayment Percentage, as specified in the related Supplemental Confirmation.

Prepayment Percentage:	For each Transaction, as specified in the related Supplemental Confirmation.

Prepayment Date:	For each Transaction, as specified in the related Supplemental Confirmation.

Variable Obligation:	Applicable.

Forward Floor Price:	For each Transaction, the product of the Forward Floor Percentage and the Initial Share Price, as specified in the related Supplemental Confirmation.

Forward Floor Percentage:	For each Transaction, as specified in the related Supplemental Confirmation.

Forward Cap Price:	For each Transaction, the product of the Forward Cap Percentage and the Initial Share Price, as specified in the related Supplemental Confirmation.

Forward Cap Percentage:	For each Transaction, as specified in the related Supplemental Confirmation.

Exchange(s):	New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Valuation:

In respect of any Component:

Valuation Time:	As provided in Section 6.1 of the Equity Definitions.

Scheduled Valuation Date:	For each Component of a Transaction, as set forth in the related Supplemental Confirmation (or, if such date is not a Scheduled Trading Day, the next succeeding Scheduled Trading Day that is not a Scheduled Valuation Date for any other Component of any Transaction hereunder).

Valuation Date(s):	For each Component, the Scheduled Valuation Date for such Component.

If the Scheduled Valuation Date for any Component is a Disrupted Day, Section 6.6 of the Equity Definitions shall not apply and the Valuation Date for such Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and is not or is not deemed to be a Valuation Date in respect of any other Component of any Transaction hereunder; provided that if such Valuation Date has not occurred pursuant to the foregoing as of the tenth Scheduled Trading Day following the Scheduled Valuation Date for the final Component for the relevant Transaction, then that tenth Scheduled Trading Day shall be the Valuation Date for such Component (irrespective of whether such date is a Valuation Date in respect of any other Component for any Transaction hereunder) and the Calculation Agent shall determine the value for the Shares on that tenth Scheduled Trading Day using commercially reasonable means.

Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Valuation Date, the Calculation Agent may determine that such Valuation Date is a Disrupted Day only in part, in which case the Calculation Agent shall (i) adjust the number of Shares for the relevant Component for which such Disrupted Day shall be the Valuation Date, (ii) determine the Settlement Price for such Disrupted Day based on eligible transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event and (iii) designate a Scheduled Trading Day determined in the manner described in the immediately preceding paragraph as the Valuation Date for the remaining Shares for such Component. Notwithstanding any provision of the Equity Definitions to the contrary, any Exchange Business Day on which the Exchange is scheduled to close prior to its normal close of trading shall be deemed to be a Disrupted Day in part.

The Calculation Agent shall notify the parties of any determination made pursuant to the foregoing provisions no later than the second Exchange Business Day immediately following the relevant Disrupted Day.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by (x) deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” in clause (ii) thereof and (y) replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure or (iv) a Regulatory Disruption.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Dealer concludes, in its good faith and commercially reasonable discretion and on the advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer but so long as such requirements, policies or procedures are generally applicable in similar situations and applied in a non-discriminatory manner) for it to refrain from engaging in market transactions relating to the Shares or to reduce the number or size of any such market transactions, which it would otherwise engage in in order to establish or maintain a commercially reasonable Hedge Position.

Settlement Price:	For each Component of a Transaction, subject to “Valuation Date(s)” above, the per-Share composite volume-weighted average price based on transactions executed in the United States as displayed under the heading “Bloomberg VWAP” on Bloomberg page ABC US <equity> AQR (or any successor thereto) in respect of the period from the scheduled open of trading on the Exchange until the Scheduled Closing Time on the Valuation Date of such Component or, in the event such price is not so displayed for such Valuation Date for any reason or is manifestly incorrect, as reasonably determined by the Calculation Agent.

Settlement Terms:

In respect of any Component:

Settlement Method Election:	Applicable; provided that a single Settlement Method shall apply for all Components of a Transaction; provided, further, that if Counterparty fails to pay the Repayment Amount to Dealer on or prior to the Repayment Date, Dealer may in its sole discretion deem any election by Counterparty of Cash Settlement to be void, in which case Modified Physical Settlement shall apply for such Transaction; provided, further, that any election by Counterparty specifying Cash Settlement or Physical

Settlement shall not be effective to require Cash Settlement or Physical Settlement, as applicable, unless Counterparty delivers to Dealer, concurrent with such election, a representation signed by Counterparty substantially in the following form as of the date Counterparty makes such election: “Counterparty is not aware of any material non-public information regarding the Issuer or the Shares, and is electing the Settlement Method in good faith and not as a plan or scheme to evade compliance with the U.S. federal securities laws”; and provided, further, that notwithstanding any election by Counterparty to the contrary, Cash Settlement will apply if as the result of a change in law, rule or regulation (including any public announcement or statement of a formal interpretation thereof) affecting the Interpretive Letters following the Trade Date, Counterparty would be unable to make the representations and agreements in Section 9.11 of the Equity Definitions with respect to the Shares to be delivered by Counterparty pursuant to Physical Settlement or Modified Physical Settlement, as applicable.

Electing Party:	Counterparty.

Settlement Method Election Date:	For each Transaction, (x) for a Settlement Method Election of Physical Settlement, the second Scheduled Trading Day prior to the Scheduled Valuation Date for the Component of such Transaction with the first Scheduled Valuation Date or (y) for a Settlement Method Election of Cash Settlement, the fifth Scheduled Trading Day prior to the Scheduled Valuation Date for the Component of such Transaction with the first Scheduled Valuation Date.

Default Settlement Method:	Modified Physical Settlement.

Settlement Currency:	USD.

Number of Shares to be Delivered:	For each Component of a Transaction,

(i) if the Settlement Price is less than or equal to the Forward Floor Price, the Number of Shares for such Component;

(ii) if the Settlement Price is greater than the Forward Floor Price but less than or equal to the Forward Cap Price, a number of Shares equal to the Number of Shares for such Component multiplied by

Forward Floor Price
Settlement Price

(iii) if the Settlement Price is greater than the Forward Cap Price, a number of Shares equal to the Number of Shares for such Component multiplied by

Forward Floor Price + (Settlement Price – Forward Cap Price)
Settlement Price

If Physical Settlement or Modified Physical Settlement is Applicable:

Settlement Date:	For each Component of a Transaction, the date that falls one Settlement Cycle following the Valuation Date for such Component (or, if such date is not a Clearance System Business Day, the next following Clearance System Business Day).

Automatic Physical Settlement:	For each Component of a Transaction, if (i) by 12:00 p.m., New York City time, on the relevant Settlement Date, Counterparty has not otherwise effected delivery of the Number of Shares to be Delivered (where Physical Settlement is applicable) or the Number of Shares (where Modified Physical Settlement is applicable) and (ii) the Collateral (as defined in Section 3(b) hereof) then held by or on behalf of Dealer (including any Rehypothecated Collateral) includes Shares with respect to which the representations and agreements set forth in Section 9.11 of the Equity Definitions are true and satisfied (or, at the absolute discretion of Dealer, Shares with respect to which such representations and agreements are not true or satisfied), then the delivery provided by Section 9.2 of the Equity Definitions shall be effected, in whole or in part, as the case may be, by delivery (or netting against the obligation to return Rehypothecated Collateral) on the relevant Settlement Date by the Collateral Agent to Dealer (or an affiliate of Dealer designated by Dealer) of a number of Shares then held as Collateral hereunder by or on behalf of Dealer (including any Rehypothecated Collateral), not to exceed the Number of Shares to be Delivered or Number of Shares, as applicable, for such Component. Upon any such delivery or netting, Dealer (or such affiliate) shall hold such Shares absolutely and free from any claim or right whatsoever (including without limitation any claim or right of Counterparty).

If Physical Settlement is Applicable:

Physical Settlement:	For each Component of a Transaction, on the relevant Settlement Date, Counterparty will deliver to Dealer a number of Shares equal to the Number of Shares to be Delivered (rounded down to the nearest whole Share) for such Component and will pay to Dealer the Fractional Share Amount, if any.

If Modified Physical Settlement is Applicable:

Modified Physical Settlement:	If Modified Physical Settlement is applicable, then, notwithstanding anything to the contrary in this Master Confirmation or the Equity Definitions, on the relevant Settlement Date, Dealer will pay to Counterparty an amount equal to the Modified Forward Price for such Component multiplied by the Number of Shares for such Component and Counterparty will deliver to Dealer the Number of Shares for such Component (rounded down to the nearest whole Share) and will pay to Dealer the Fractional Share Amount, if any.

Modified Forward Price:	For each Component of a Transaction,

(i) if the Settlement Price is less than or equal to the Forward Floor Price, zero;

(ii) if the Settlement Price is greater than the Forward Floor Price but less than or equal to the Forward Cap Price, such Settlement Price minus the Forward Floor Price; and

(iii) if the Settlement Price is greater than the Forward Cap Price, the Forward Cap Price minus the Forward Floor Price.

If Cash Settlement is Applicable:

Repayment:	If Counterparty elects Cash Settlement, Counterparty shall pay to Dealer the Repayment Amount on or prior to the Repayment Date.

Repayment Amount:	For all Components of a Transaction, [ ]% of the sum of the Forward Cash Settlement Amounts for all Components calculated as if the Valuation Date for each Component were the Exchange Business Day immediately prior to the Repayment Date.

Repayment Date:	For all Components of a Transaction, the date that is the third Scheduled Trading Day prior to the Scheduled Valuation Date for the Component with the earliest Scheduled Valuation Date of such Transaction (or, if such date is not a Currency Business Day, the next following Currency Business Day).

Cash Settlement:	If Cash Settlement is applicable, (i) for each Component of a Transaction other than the final Component, on the relevant Cash Settlement Payment Date, Counterparty shall pay to Dealer an amount equal to the Forward Cash Settlement Amount for such Component; and (ii) for the final Component of a Transaction, on the relevant Cash Settlement Payment Date, (a) if the Forward Cash Settlement Amount for such final Component is greater than the Repayment Amount, Counterparty shall pay to Dealer an amount equal to such excess; and (b) if the Forward Cash Settlement Amount for such final Component is less than the Repayment Amount, Dealer shall pay to Counterparty an amount equal to the absolute value of such shortfall.

Cash Settlement Payment Date:	For each Component of a Transaction, the date that is one Settlement Cycle following the Valuation Date for such Component (or, if such date is not a Currency Business Day, the next following Currency Business Day).

Adjustments:

In respect of any Component:

Potential Adjustment Events:	If an event occurs that constitutes both a Potential Adjustment Event under Section 11.2(e)(ii)(C) of the Equity Definitions and a Spin-off as described below, it shall be treated hereunder as a Spin-off and not as a Potential Adjustment Event.

Method of Adjustment:	Calculation Agent Adjustment

Spin-off:	A distribution of New Shares (the “Spin-off Shares”) of a subsidiary of the Issuer (the “Spin-off Issuer”) to holders of the Shares (the “Original Shares”). With respect to a Spin-off, “New Shares” shall have the meaning provided in Section 12.1(i) of the Equity Definitions (as amended below opposite “New Shares”) except that the phrase immediately preceding clause (i) thereof shall be replaced by the following: “‘New Shares’ means ordinary or common shares of the Spin-off Issuer that are, or that as of the effectiveness of the relevant Spin-off are scheduled promptly to be,”.

Consequences of Spin-offs:	As soon as reasonably practicable following the later of the ex-dividend date of the Spin-off and the effective date of the Spin-off, Dealer shall provide written notice to the Counterparty describing in reasonable detail the adjustments that would apply to the relevant Transaction if Basket Adjustments or Separate Transactions Adjustments were to apply to such Spin-off. Counterparty shall have the right to elect by written notice to Dealer within 3 Scheduled Trading Days of receipt of such notice (i) that Basket Adjustments shall apply, (ii) that Separate Transactions Adjustments shall apply or (iii) that Cancellation and Payment shall apply to the relevant Transaction, in which case Dealer shall be the Determining Party with respect to such cancellation and, in the absence of a timely election by Counterparty, Separate Transactions Adjustments shall apply; provided that any election by Counterparty of Basket Adjustments or cancellation in accordance with (iii) above shall not be effective to require Basket Adjustments or cancellation of the Transaction, as applicable, unless Counterparty delivers to Dealer, concurrent with such election, a representation signed by Counterparty substantially in the following form as of the date Counterparty makes such election: “Counterparty is not aware of any material non-public information regarding the Issuer or the Shares, and is electing the consequence of Spin-off in good faith and not as a plan or scheme to evade compliance with the U.S. federal securities laws”.

Basket Adjustments:	If Basket Adjustments apply to a Spin-off, then as of the ex-dividend date for such Spin-off, (i) “Shares” shall mean the Original Shares and the Spin-off Shares; (ii) such Transaction shall continue but as a Share Basket Forward Transaction with a Number of Baskets equal to the Number of Transaction Shares immediately prior to such Spin-off, and each Basket shall consist of one Original Share and the number of Spin-off Shares that a holder of one Original Share would have been entitled to receive in such Spin-off (and references to Shares herein shall be interpreted as references to Baskets, as the context requires); and (iii) the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of such Transaction as the Calculation Agent determines appropriate to account for the economic effect on such Transaction of such Spin-off (including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to such Transaction), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Spin-off by an options exchange to options on the Shares traded on such options exchange. As of the ex-dividend date of any subsequent Spin-off, the Calculation Agent shall make adjustments to the composition of the Basket and other terms of such Transaction in accordance with the immediately preceding sentence.

Separate Transactions Adjustments:	If Separate Transactions Adjustments apply to a Spin-off, then as of the ex-dividend date for such Spin-off, such Transaction shall be considered two separate Transactions, each with terms identical to those of the original Transaction (the “Original Transaction”), except that: (i) the “Shares” for the Original Transaction (the “Original Shares Transaction”) shall be the Original Shares and the “Shares” for the other transaction (the “Spin-off Shares Transaction”) shall be the Spin-off

Shares; (ii) the Number of Shares for each Component of the Original Shares Transaction shall remain unchanged from the Number of Shares for such Component of the Original Transaction; (iii) the Number of Shares for each Component of the Spin-off Shares Transaction shall equal the product of (A) the Number of Shares for such Component of the Original Transaction (as in effect immediately prior to the ex-dividend date for such Spin-off) and (B) the number of Spin-off Shares that a holder of one share of Original Shares would have owned or been entitled to receive in connection with such Spin-Off; and (iv) the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of each of the Original Shares Transaction and the Spin-Off Shares Transaction as the Calculation Agent determines appropriate to account for the economic effect on each of the Original Shares Transaction and the Spin-Off Shares Transaction of such Spin-off (including without limitation adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Original Shares, the Spin-off Shares, the Original Shares Transaction or the Spin-off Shares Transaction). Following a Spin-off to which Separate Transactions Adjustments are applicable, this Master Confirmation shall apply in all respects (except as provided above) to both the Original Shares Transaction and the Spin-off Shares Transaction as if each were a separate Transaction under the Agreement. As of the ex-dividend date of any subsequent Spin-off, the Calculation Agent shall make adjustments to the terms of each of the Original Shares Transaction and the Spin-Off Shares Transaction in accordance with the second immediately preceding sentence.

Extraordinary Cash Dividend:	In respect of each Component, any Cash Dividend (i) that has an ex-dividend date occurring during the Relevant Dividend Period and (ii) the amount of which differs from the Ordinary Dividend Amount for such Cash Dividend; provided that if no ex-dividend date occurs during a regular quarterly dividend period of the Issuer, the Calculation Agent shall determine the Extraordinary Cash Dividend based on the last Exchange Business Day of such period being deemed an ex-dividend date in respect of a Cash Dividend equal to zero.

Cash Dividend:	Any cash dividend or distribution on the Shares.

Ordinary Dividend Amount:	With respect to each Transaction, for each regular quarterly dividend period of the Issuer, (i) for the first Cash Dividend with an ex-dividend date that occurs during such period, as set forth in the related Supplemental Confirmation, and (ii) with respect to any subsequent Cash Dividend for which an ex-dividend date occurs during such period, zero.

Payment Obligation in Respect of Extraordinary Cash Dividends:	In the event of any Extraordinary Cash Dividend, Counterparty shall make a cash payment to Dealer (the “Extraordinary Dividend Payment”), on the date such Extraordinary Cash Dividend is paid to holders of Shares, in an amount equal to the product of (i) the Hedge Ratio immediately prior to the open of business on the ex-dividend date for such Extraordinary Cash Dividend and (ii) the per Share amount of such Extraordinary Cash Dividend minus the Ordinary Dividend Amount for such Extraordinary Cash Dividend; provided that if such product is negative, then Dealer shall make a cash payment to Counterparty on such date in an amount equal to the absolute value of such product.

If, by 12:00 p.m., New York City time, on the date Counterparty owes any such Extraordinary Dividend Payment, Counterparty has not otherwise satisfied such obligation and at such time or any later time on such date prior to satisfaction of such obligation the Collateral then held hereunder by or on behalf of Dealer includes all or any part of the cash required to be so paid, then the Extraordinary Dividend Payment shall be effected, in whole or in part, as the case may be, by delivery by the Collateral Agent to Dealer of an amount of cash equal to the amount thereof so required to be paid.

Hedge Ratio:	A number of Shares the Dealer and/or its affiliates theoretically would be short in order to hedge the equity price risk of the relevant Component at such time, as determined by the Calculation Agent.

Relevant Dividend Period:	For each Component, the period from, but excluding, the Trade Date to, and including, the Valuation Date for such Component.

Extraordinary Dividend:	Any dividend or distribution on the Shares that is not (x) a Cash Dividend or (y) a dividend or distribution of the type described in Section 11.2(e)(i) or 11.2(e)(ii) of the Equity Definitions.

Excess Dividend Amount:	All references to the Excess Dividend Amount shall be deleted from Sections 8.4(b) and 9.2 of the Equity Definitions.

Extraordinary Events:

In respect of any Component:

New Shares:	Section 12.1(i) of the Equity Definitions is hereby amended by (a) deleting the text in clause (i) thereof in its entirety (including the word “and” following such clause (i)) and replacing it with “publicly quoted, traded or listed on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors),” and (b) by inserting immediately prior to the period the phrase “and (iii) of an entity or person organized under the laws of the United States, any State thereof or the District of Columbia”.

Consequences of Merger Events:

(a) Share-for-Share:	Cancellation and Payment.

(b) Share-for-Other:	Cancellation and Payment.

(c) Share-for-Combined:	Cancellation and Payment.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by (x) replacing “10%” with “[ ]%” in the third line thereof and (y) replacing the words “the outstanding voting shares” with the words “either the outstanding voting shares or the Shares”.

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment.

(b) Share-for-Other:	Modified Calculation Agent Adjustment.

(c) Share-for-Combined:	Modified Calculation Agent Adjustment.

Composition of Combined Consideration:	Not Applicable

Announcement Event:	(i) The public announcement by Issuer (or any of its agents) of (x) any transaction or event that, if completed, would constitute a Merger Event or Tender Offer, (y) any potential acquisition by Issuer and/or its subsidiaries where, if completed, the aggregate consideration would exceed [ ]% of the market capitalization of Issuer as of the date of such announcement (a “Transformative Transaction”) or (z) the intention to enter into a Merger Event or Tender Offer, (ii) the public announcement by Counterparty (or any of its agents) or a Valid Third Party Entity of (x) any transaction or event that, if completed, would constitute a Merger Event or Tender Offer or (y) the intention to enter into a Merger Event or Tender Offer, in the case of each of (x) and (y), that has a material economic effect on the market price of the Shares or options on the Shares (as determined by the Calculation Agent), (iii) the public announcement by Issuer (or any of its agents) (as verified publicly by Issuer) of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event or Tender Offer or a Transformative Transaction or (iv) any subsequent public announcement by Issuer or Counterparty (or any of their respective agents) or a Valid Third Party Entity of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i), (ii) or (iii) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention where such transaction, prior to such withdrawal, abandonment or discontinuation was reasonably likely to be completed), as determined by the Calculation Agent. For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” the remainder of the definition of “Merger Event” in Section 12.1(b) of the Equity Definitions following the definition of “Reverse Merger” therein shall be disregarded.

Valid Third Party Entity:	In respect of any transaction or event, any third party that the Calculation Agent determines will or is reasonably likely to enter into or consummate such transaction or event (it being understood and agreed that in determining whether such third party will or is reasonably likely to enter into or consummate such transaction or event, the Calculation Agent may, when reasonable to do so based on the circumstances, take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares and, if such effect is material, may deem that such third party will or is reasonably likely to enter into or consummate such transaction or event), or any affiliate or agent of such party.

Consequences of Announcement Events:	Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions; provided that, in respect of an Announcement Event, (x) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event” and (y) the fifth and sixth lines shall be deleted in their entirety and replaced with the words “effect on the Transaction of such Announcement Event solely to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or the Transaction”. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable.

Nationalization, Insolvency or Delisting:	Cancellation and Payment. In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Limitation on Certain Adjustments:	Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, no adjustment solely to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to any Transaction as a result of a Potential Adjustment Event or an Extraordinary Event shall increase the Number of Shares for any Component (provided, for the avoidance of doubt, that such limitation shall not apply to adjustments as a result of events having a dilutive or concentrative effect on the Shares). Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, if the Calculation Agent determines that no such adjustment that it could make in accordance with the preceding sentence will produce a commercially reasonable result, then the Calculation Agent may notify the parties that the consequence of such event shall be the termination of such Transaction, in which case “Cancellation and Payment” will be deemed to apply and any payment to be made by one party to the other shall be calculated in accordance with Section 12.7 of the Equity Definitions.

Additional Disruption Events:

In respect of any Component:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement or statement of the formal or informal interpretation,” (ii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date.”, (iii) replacing the word “Shares” with “Hedge Positions” in the sixth line thereof, (iv) adding the words “, or holding, acquiring or disposing of Shares or any Hedge Positions relating to,” after the words “obligations under” in clause (Y) thereof, (v) adding the words “provided that in the case of clause (Y) hereof, the consequence of such law, regulation or interpretation is applied equally by Dealer to all similar transactions in a non-discriminatory manner;” after the semi-colon in the last line thereof, and (vi) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”; provided further that in the case of any increased cost described in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions, the consequences provided with respect to “Increased Cost of Hedging” in Section 12.9(b)(vi) of the Equity Definitions shall apply (as if Increased Cost of Hedging were applicable to the Transaction for this purpose).

Insolvency Filing:	Applicable.

Increased Cost of Hedging:	Not Applicable.

Hedging Disruption:	Not Applicable.

Increased Cost of Stock Borrow:	Applicable; provided that, for any period during which the Rehypothecation Election has been made and is still continuing, Increased Cost of Stock Borrow shall be Not Applicable; provided, further, that, notwithstanding the foregoing proviso, for any period during which the Rehypothecation Election has been made and is still continuing, if Dealer is unable to Rehypothecate a number of Shares equal to the aggregate number of Hedging Shares for all Components due to a change in law, rule or regulation (including any public announcement or statement of a formal interpretation thereof) following the Trade Date, then Increased Cost of Stock Borrow shall be Applicable; provided, further that if an Increased Cost of Stock Borrow affects only a portion of a Transaction, any right to terminate such Transaction in respect of such Increased Cost of Stock Borrow shall be limited to such portion determined by the Calculation Agent in a commercially reasonable manner.

Initial Stock Loan Rate:	For each Transaction, as specified in the related Supplemental Confirmation.

Loss of Stock Borrow:	Applicable; provided that, for any period during which the Rehypothecation Election has been made and is still continuing, Loss of Stock Borrow shall be Not Applicable; provided, further, that, notwithstanding the foregoing proviso, for any period during which the Rehypothecation Election has been made and is still continuing, if Dealer is unable to Rehypothecate a number of Shares equal to the aggregate number of Hedging Shares for all Components due to a change in law, rule or regulation (including any public announcement or statement of a formal interpretation thereof) following the Trade Date, then Loss of Stock Borrow shall be Applicable; provided, further that if a Loss of Stock Borrow affects only a portion of a Transaction, any right to terminate such Transaction in respect of such Loss of Stock Borrow shall be limited to such portion as determined by the Calculation Agent in a commercially reasonable manner.

Maximum Stock Loan Rate:	For each Transaction, as specified in the related Supplemental Confirmation.

Hedging Party:	Dealer for all applicable Additional Disruption Events; provided that the Hedging Party shall make determinations and calculations in good faith and in a commercially reasonable manner and assuming that Dealer maintains a commercially reasonable hedge position and any such determinations and calculations shall be subject to the provisions specified in the “Calculation Agent” provision below as if the Hedging Party were the Calculation Agent.

Determining Party:	Dealer for all applicable Extraordinary Events and Additional Disruption Events; provided that the Determining Party shall make determinations and calculations in good faith and in a commercially reasonable manner, and any such determinations and calculations shall be subject to the provisions specified in the “Calculation Agent” provision below as if the Determining Party were the Calculation Agent.

Non-Reliance:	Applicable.

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.

Additional Acknowledgments:	Applicable.

2. ADDITIONAL TERMS:

(a) [Reserved].

(b) Credit Support Documents:

Dealer:                 Not applicable.

Counterparty:       Applicable. Section 3 hereof shall be a “Credit Support Document” for purposes of the Transactions.

(c) Calculation Agent: Dealer; provided that, following the occurrence of an Event of Default with respect to which Dealer is the Defaulting Party, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter equity derivatives market to act as the substitute Calculation Agent and, in the case of the designation of a substitute Calculation Agent pursuant to this proviso, Dealer shall be required to pay all reasonable fees charged by such substitute Calculation Agent for the performance of the duties required of it hereunder. Upon receipt of written request from Counterparty following any calculation, adjustment or determination made by Calculation Agent hereunder, Calculation Agent shall, with reasonable promptness (but in any event within three (3) Scheduled Trading Days from the receipt of such request), provide Counterparty with a written explanation describing, in reasonable detail, such calculation, adjustment or determination (including any market data or information from internal sources used in arriving at such calculation, adjustment or determination, but without disclosing Calculation Agent’s models or information that is proprietary or that Calculation Agent is subject to contractual, legal or regulatory obligations not to disclose).

(d) Delivery of Collateral; Documents:

Counterparty agrees that with respect to any Transaction hereunder:

(i) Counterparty shall, on or prior to the Trade Date, deliver to the Collateral Agent and Dealer an executed Initial Control Agreement (as defined in Section 3(a)(i) hereof);

(ii) Counterparty shall, on or prior to the date that is one Settlement Cycle following the Trade Date, deliver to the Collateral Agent the Collateral required to be delivered pursuant to Section 3 hereof; and

(iii) Counterparty shall deliver to Dealer, on or prior to the Trade Date, a legal opinion of nationally recognized counsel, such opinion to be dated as of the Trade Date for each Transaction, in form and substance agreed by the parties on or prior to the Trade Date.

(e) The terms of Section 2(a) of the Agreement are amended by the addition of the following subclause (iv):

“(iv) In addition to the conditions precedent set forth in Section 2(a)(iii), if applicable, each obligation of each party under Section 2(a)(i) is subject to the condition precedent that no Termination Event has occurred and is continuing with respect to which the other party is the sole Affected Party and with respect to which all outstanding Transactions are Affected Transactions.”

(f) Additional Representations, Warranties and Agreements of Counterparty. Counterparty hereby represents and warrants to, and agrees with, Dealer with respect to each Transaction on the Trade Date of such Transaction (unless another date or dates are specified below), that:

(i) Material Nonpublic Information. On the Trade Date and on each date on which Counterparty makes a Settlement Method Election or an election with respect to a Spin-off, Counterparty is not aware of any material non-public information regarding the Issuer or the Shares.

(ii) Eligible Contract Participant. Counterparty is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(iii) [Reserved].

(iv) Investment Company. Counterparty is not, and after giving effect to application of the Prepayment Amount under such Transaction will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v) No Violation or Conflict. Without limiting any representation contained in Section 3(a)(iii) of the Agreement, Counterparty represents that the execution, delivery and performance of the Master Confirmation, the related Supplemental Confirmation, the Initial Control Agreement and any other documentation relating to the Agreement to which it is a party do not violate or conflict with any of the terms or provisions of any stockholders’ agreement (including, without limitation, the Amended and Restated Shareholders Agreement dated as of June 1, 2021, between the Issuer and Walgreens Boots Alliance, Inc., as amended prior to the date hereof (the “Shareholders Agreement”)), lockup agreement, registration rights agreement or co-sale agreement binding on Counterparty or affecting Counterparty or any of its assets. The Initial Control Agreement shall be covered by Counterparty’s representations pursuant to Sections 3(a)(ii), (iii), (iv) and (v) of the Agreement.

(vi) Collateral.

(A) Counterparty (1) owns and at all times prior to the release of the Collateral pursuant to the terms of Section 3 hereof, will own such Collateral free and clear of any Liens (other than the Security Interests or other Liens in favor of Dealer, the Collateral Agent for the benefit of Dealer or its affiliates or the Custodian (but, in the case of Liens granted to the Custodian, only to the extent permitted by the Control Agreement) (collectively, “Permitted Liens”)) or Transfer Restrictions (other than the Existing Transfer Restrictions (as defined in Section 3(a) hereof)) and (2) is not a party to or otherwise bound by any agreement, other than Section 3 hereof, the Initial Control Agreement or any Control Agreement referred to in Section 3(d)(ii)(C) hereof among Collateral Agent and its affiliates, that (x) restricts in any manner the rights of any present or future owner of the Collateral with respect thereto or (y) provides any Person other than Counterparty, the Collateral Agent, Dealer or any securities intermediary through which any Collateral is held (but, in the case of any such securities intermediary, only with respect to Collateral held through it) with control with respect to any Collateral.

(B) Other than any financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, Counterparty has not permitted any financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral to be on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on any Collateral.

(C) All Collateral consisting of securities and all financial assets underlying Collateral consisting of security entitlements at any time pledged hereunder is and will be issued by an issuer organized under the laws of the United States, any State thereof or the District of Columbia and (x) certificated (and the certificate or certificates in respect of such securities or financial assets are and will be located in the United States) and registered in the name of Counterparty or held through a securities intermediary whose securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or (y) uncertificated and either registered in the name of Counterparty or held through a securities intermediary whose securities intermediary’s jurisdiction (within such meaning) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Collateral is issued by an issuer that is not organized under the laws of the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments hereto necessary to enable the Collateral Agent to maintain, for the benefit of Dealer, a valid and continuously perfected security interest in such Collateral, in respect of which the Collateral Agent will have, for the benefit of Dealer, control, subject to no Lien. The parties hereto agree to negotiate in good faith any such procedures or amendments.

(D) Counterparty’s holding period (calculated in accordance with Rule 144(d) under the Securities Act of 1933, as amended (the “Securities Act”)) with respect to the Initial Pledged Securities commenced at least one year prior to the date of this Master Confirmation. Counterparty has not (x) sold or otherwise disposed of, or granted any option with respect to, any of the Collateral or (y) entered into or consented to any agreement (other than, in the case of clause (I), this Master Confirmation or the Shareholders Agreement) (I) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto or (II) pursuant to which any person other than Counterparty, Dealer and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have control (as defined in Section 3(a)(ii) hereof) in respect of any Collateral. Issuer is not, and has not been, an issuer with no or nominal operations and no or nominal non-cash assets as specified in Rule 144(i)(1) or has satisfied the requirements of Rule 144(i)(2).

(E) Without limitation of Counterparty’s rights and remedies hereunder, under the Initial Control Agreement, applicable law or otherwise, Counterparty has not performed and will not perform any acts that would be reasonably likely to prevent the Collateral Agent from enforcing any of the terms of Section 3 hereof in accordance with its terms or materially limit the Collateral Agent in any such enforcement.

(F) Counterparty is organized as a limited liability company in the State of Delaware and its name is as it appears on the signature page hereof.

(G) With respect to the Collateral that may be perfected by filing a financing statement pursuant to the UCC, when a UCC financing statement containing a schedule in the form of Exhibit B hereto is filed in the appropriate office against Counterparty in Delaware (naming Counterparty as the debtor and the Collateral Agent as the secured party), the Collateral Agent will have, for the benefit of Dealer, a valid and perfected first priority security interest in such Collateral as security for the payment and performance of the Secured Obligations (as defined in Section 3(b) hereof).

(vii) Further Assurances. From time to time from and after the Trade Date through the Settlement Date or the Cash Settlement Payment Date, as the case may be, for the final Component, Counterparty shall use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the Security Interests contemplated by the Agreement, this Master Confirmation and the related Supplemental

Confirmation and any enforcement thereof in accordance with the terms and conditions hereof and thereof, including the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance reasonably necessary, proper or advisable to consummate and make effective the Security Interests contemplated by the Agreement, this Master Confirmation and the related Supplemental Confirmation and any enforcement thereof in accordance with the terms and conditions hereof and thereof.

(viii) [Reserved].

(ix) Bankruptcy Code Affiliate Status. Counterparty is not on the Trade Date, and shall not at any time take any action that causes it to become, an “affiliate” of the Issuer (as such term is defined in Section 101(2) of Title 11 of the United States Code (the “Bankruptcy Code”)). Counterparty agrees that it shall not, without prior written consent of Dealer, directly or indirectly effect purchases of Shares or any other equity security of the Issuer in an amount where such purchases would, in the aggregate, cause Counterparty to become the beneficial owner, directly or indirectly, of more than [ ]% of the outstanding shares of any equity security of the Issuer.

(x) Share Sales. Except as disclosed in any Schedule 13D filed by Counterparty or its affiliates prior to the Trade Date or as notified by Counterparty to Dealer in writing on or prior to the Trade Date, from the date three months prior to the Trade Date until the earlier of the date that Dealer (or its affiliate or another financial institution on Dealer’s behalf) shall have sold the full Number of Transaction Shares for all Transactions in accordance with the Interpretive Letters (as defined below) and the date that is 30 calendar days following the Trade Date, neither Counterparty nor any affiliate of Counterparty (excluding the Issuer or its subsidiaries) nor any person who would be considered to be the same “person” as Counterparty or “act[ing] in concert” with Counterparty (as such terms are used in clauses (a)(2) and (e)(3)(vi) of Rule 144 under the Securities Act) has sold or will, without the written consent of Dealer, sell or hedge (through swaps, options, short sales or otherwise) any long position in, any Shares. Counterparty has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy Shares in anticipation of or in connection with any sales of Shares that Dealer (or an affiliate of Dealer) or another financial institution may effect in establishing any of Dealer’s initial hedge position in respect of any Transaction. Except as provided herein or in any other forward sale transaction substantially similar to the Transactions entered into with one or more other dealers on the date hereof (each such transaction, an “Other Transaction”), Counterparty has not made or arranged for, and will not make or arrange for, any payment to any person in connection with any sales of Shares that Dealer (or an affiliate of Dealer) or another financial institution may effect in establishing any of Dealer’s initial hedge position in respect of any Transaction. The foregoing limitations under this paragraph (x) shall not apply to (a) any Transaction hereunder or (b) any Other Transaction. Counterparty does not know or have any reason to believe that the Issuer has not complied with the reporting requirements contained in paragraph (c)(1) of Rule 144. For the purposes of this paragraph, Shares shall be deemed to include securities convertible into or exchangeable or exercisable for Shares.

(xi) Issuer Corporate Policy. None of the transactions contemplated herein will violate any corporate policy of the Issuer or other rules or regulations of the Issuer applicable to Counterparty or its affiliates, including, but not limited to, the Issuer’s window period policy.

(xii) Reporting. Counterparty is and, after giving effect to such Transaction, will be in compliance, based on advice of counsel, with its reporting obligations under Section 16 and Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Counterparty will notify Dealer of any report filed thereunder in respect of such Transaction promptly upon filing thereof.

(xiii) Share Ownership. Counterparty owns (as such term is used in Rule 16c-4 under the Exchange Act) a number of Shares (including the Shares pledged to Dealer pursuant to Section 3 hereof or pursuant to any Other Transaction), after subtracting the number of Shares to which any put equivalent positions (as defined in Rule 16a-1(h) under the Exchange Act) have been established or are maintained by Counterparty (other than any put equivalent position established as a result of such Transaction or any Other Transaction), at least equal to the sum of the Number of Transaction Shares for such Transaction and the aggregate number of Shares to which any Other Transaction relates.

(xiv) Form 144 Filing. Counterparty shall file or cause to be filed, on the Trade Date of each Transaction and in the manner contemplated by Rule 144(h) under the Securities Act, a notice on Form 144 relating to such Transaction contemplated hereby. Counterparty will promptly provide Dealer with a copy of all such filings.

(xv) No Plan Assets. The assets of Counterparty do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(xvi) No Registered Sales. Counterparty has not sold any Shares pursuant to an effective registration statement at any time during the 30 days prior to the Trade Date.

(xvii) Limitations on Certain Transactions.

Other than in connection with the Transactions hereunder or any Other Transaction, during the Relevant Period, Counterparty will not, and will not permit any Affiliate to, other than with the prior written consent of Dealer (acting in good faith and in a commercially reasonable manner), directly or indirectly (including, without limitation, by means of a derivative instrument):

(A) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any of the Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share), listed contracts on the Shares or any security convertible into or exercisable or exchangeable for the Shares, whether any such transaction described in this clause (A) is to be settled by delivery of the Shares or such other securities, in cash or otherwise; or

(B) (1) offer, pledge, sell, contract to sell, sell any call option or other right or warrant to purchase, purchase any put option, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Shares or any securities convertible into or exercisable or exchangeable for the Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in this clause (B) is to be settled by delivery of the Shares or such other securities, in cash or otherwise.

Without limitation of the foregoing, other than pursuant to Transactions hereunder or any Other Transactions, Counterparty has not and will not enter into or permit any Affiliate to enter into agreements for any structured share purchase or sale transactions where any initial hedge period, calculation period, relevant period, expiration period or settlement valuation period (each however defined) in such other transaction will overlap at any time (including as a result of extensions in such initial hedge period, calculation period, relevant period, expiration period or settlement valuation period as provided in the relevant agreements) with the Relevant Period or any portion thereof. In the event that the initial hedge period, relevant period, calculation period, expiration period or settlement valuation period in any other similar transaction that is not an Other Transaction overlaps with the Relevant Period or any portion thereof as a result of any postponement of a Valuation Date pursuant to “Valuation Date(s)” above, as the case may be, Counterparty shall use commercially reasonable efforts to promptly amend (or cause the relevant Affiliate to amend) such transaction to avoid any such overlap.

“Relevant Period” means, with respect to any Transaction (i) in respect of the immediately preceding paragraph only, the period from, and including, the Trade Date to, and including, the date that is 30 calendar days immediately following the Trade Date, and (ii) in respect of each of the preceding limitations under this clause (xvii), each of (A) the period from, and including, the Scheduled Valuation Date specified for the first Component to, and including, the date of final settlement with respect to such Transaction and (B) if an Early Termination Date has occurred or been designated with respect to such Transaction or portion thereof, a commercially reasonable period of time to unwind the Hedging Party’s Hedge Positions with respect to such Transaction or such portion, as promptly notified by Dealer to Counterparty.

(g) U.S. Private Placement Representations. Each of Dealer and Counterparty hereby represents and warrants to the other party as of the Trade Date of each Transaction that:

(i) It is an “accredited investor” (as defined in Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Transaction, and it is able to bear the economic risk of such Transaction.

(ii) It is entering into such Transaction for its own account and not with a view to the distribution or resale of such Transaction or its rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act.

(h) Schedule Provisions. The Agreement is further supplemented by the following provisions:

(i) Termination Provisions.

(A) “Specified Entity” means with relation to Dealer and Counterparty: None.

(B) The “Cross Default” provisions of Section 5(a)(vi) of the Agreement and the “Credit Event Upon Merger” provisions of Section 5(b)(v) of the Agreement will apply to Counterparty and will apply to Dealer; provided that the definition of “Cross Default” in Section 5(a)(vi)(1) of the Agreement is amended by (x) deleting the clause “, or becoming capable at such time of being declared,” and (y) adding at the end thereof the following: “provided that, notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature, (ii) funds were available to enable the party to make such payment when due, and (iii) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”

For purposes of such provisions:

(A) “Specified Indebtedness” will have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.

(B) “Threshold Amount” means, in relation to Counterparty, USD [ ] and, in relation to Dealer, an amount equal to two percent (2%) of the shareholders’ equity of Dealer as of the date of this Master Confirmation.

(ii) Multiple Transaction Payment Netting shall apply for the purpose of Section 2(c) of the Agreement to all Transactions under this Master Confirmation.

(iii) The Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(iv) Section 12(a) of the Agreement is hereby amended by (1) deleting the phrase “or email” in the third line thereof and (2) adding the following words at the end of (vi) “provided, that a notice or communication to Counterparty under Section 5 or 6 sent by email shall not be effective until confirmed by a subsequent telephone call to the following telephone number: [ ].

(i) Sale of Shares. For each Transaction, Dealer agrees with Counterparty that an affiliate of Dealer, or another financial institution on Dealer’s behalf, that is registered as a broker and a dealer with the Securities and Exchange Commission (the “SEC”) and is a “market maker” or a “block positioner,” as such terms are used in Rule 144 under the Securities Act, with respect to the Shares (the “Block BD”) shall, as promptly as practicable consistent with market conditions, introduce into the public market a quantity of securities of the same class as the Shares equal to the Number of Transaction Shares for such Transaction; provided that Dealer shall instruct the Block BD to exclude from such sale both (x) Prohibited Transferees and (y) any Person or Group that would exceed the limitations of sub-clause (ii) of Section 2.1 of the Shareholders Agreement (the “Block Trade Restrictions”). For purposes of the preceding sentence, “Prohibited Transferees” shall mean the persons identified as “Prohibited Transferees” in the Bid Request for Prepaid Variable Share Forward Transaction submitted by Counterparty to Dealer on [ ], and the terms “Person” and “Group” shall have the meanings set forth in the Shareholders Agreement.

(j) Interpretive Letters. The parties intend for this Master Confirmation together with each Supplemental Confirmation hereunder to constitute “binding commitments” as described in the letter dated December 14, 1999 submitted by Robert W. Reeder and Alan L. Beller to Michael Hyatte of the staff of the SEC (the “Staff”) to which the Staff responded in an interpretative letter dated December 20, 1999 (the “1999 Interpretive Letter”) or “contracts” as described in the letter dated November 30, 2011 submitted by Robert T. Plesnarski and Glen A. Rae to Thomas Kim of the Staff to which the Staff responded in an interpretive letter dated December 1, 2011 (the “2011 Interpretive Letter” and, together with the 1999 Interpretive Letter, the “Interpretive Letters”).

3. COLLATERAL PROVISIONS:

(a) Definitions.

(i) As used in this Master Confirmation, the following words and phrases shall have the following meanings:

“Authorized Officer” of Counterparty means any officer as to whom Counterparty shall have delivered notice to the Collateral Agent that such officer is authorized to act hereunder on behalf of Counterparty.

“Cash Collateral” means cash (in USD).

“Collateral Account” means the Collateral Account as defined in the Initial Control Agreement (as the same may be redesignated, renumbered or otherwise modified pursuant to the terms thereof).

“Cash Substitution Required Cash Balance” means, as of any time of determination, an amount, as determined by the Calculation Agent, equal to the product of (x) the market value (as determined by the Calculation Agent) of a number of Shares equal to the Number of Transaction Shares for all outstanding Components of all Transactions outstanding at such time and (y) 100% plus the amount of margin (expressed as a percentage) at such time as agreed between Calculation Agent and Counterparty by reference to then prevailing market standards.

“Collateral Event of Default” means, at any time following delivery of the Initial Pledged Securities to the Collateral Account, the occurrence of either of the following: (A) failure of the Collateral to include, as Eligible Collateral for each Transaction hereunder, (x) at least a number of Shares equal to the Number of Transaction Shares for all outstanding Components of all Transactions outstanding at such time or (y) if Counterparty shall have elected to substitute Cash Collateral for Shares constituting Collateral pursuant to Section 3(d)(ix) hereof, Cash Collateral having a value, as determined by the Calculation Agent, equal to at least the Cash Substitution Required Cash Balance at such time or (B) failure at such time of the Security Interests to constitute valid and perfected security interests in all of the Collateral, subject to no prior or equal Lien other than Permitted Liens, and, with respect to any Collateral consisting of securities or security entitlements, as to which the Collateral Agent has, on behalf of Dealer, control, or, in each case, assertion of such by Counterparty in writing. For the avoidance of doubt, Collateral Events of Default also include any occurrence described in the immediately preceding sentence arising from any exercise of rights by a securities intermediary under a Control Agreement to recoup unpaid fees and expenses associated with the relevant securities account. Any Collateral Event of Default shall be an Event of Default under the Agreement with respect to which Counterparty shall be the Defaulting Party.

“Control Agreement” means a securities account control agreement or other similar agreement executed by a securities intermediary, including without limitation the Initial Control Agreement and any master securities control agreement among the Collateral Agent and any of its affiliates, as amended from time to time, in each case, in form and substance satisfactory to the Collateral Agent, pursuant to which such securities intermediary agrees to comply with entitlement orders originated by the Collateral Agent with respect to the Collateral without further consent by Counterparty.

“DTC” means The Depository Trust Company.

“Early Adverse Event” means (i) an Event of Default with respect to which Counterparty is the Defaulting Party, (ii) any Termination Event with respect to which Counterparty is the sole Affected Party or an Affected Party or (iii) any Extraordinary Event, unless such Extraordinary Event has resulted in an obligation solely of Dealer to pay an amount pursuant to Section 12.7 of the Equity Definitions; provided that, for the avoidance of doubt, an Early Adverse Event under clause (iii) of this definition shall no longer be continuing if Counterparty has satisfied all obligations of Counterparty resulting from such Extraordinary Event.

“Early Termination Event” means the designation of an Early Termination Date as the result of (i) an Event of Default with respect to which Counterparty is the Defaulting Party or (ii) any Termination Event with respect to which Counterparty is the sole Affected Party or an Affected Party and in the case of clause (ii) where Counterparty has failed to pay any amount when due relating to such Early Termination Date.

“Eligible Collateral” means (x) Shares in book-entry form without any restrictive legends that are registered in the name of DTC’s nominee, maintained in the form of book entries on the books of DTC and permitted to be settled through DTC’s regular book-entry settlement services, security entitlements in respect of which are credited to the Collateral Account or (y) if Counterparty shall have elected to substitute Cash Collateral for Shares constituting Collateral pursuant to Section 3(d)(ix) hereof, Cash Collateral credited to the Collateral Account; provided that Counterparty has good and marketable title thereto, free of all Liens (other than the Security Interests or Permitted Liens) and Transfer Restrictions, other than the Existing Transfer Restrictions, and that the Collateral Agent has a valid, first priority perfected security interest therein, a first lien thereon and control with respect thereto.

“Existing Transfer Restrictions” means (i) Transfer Restrictions existing with respect to any securities by virtue of the fact that Counterparty may be an “affiliate” of the Issuer (as such term is defined in Rule 144 under the Securities Act) or arising under the Interpretive Letters and (ii) Transfer Restrictions arising under the Shareholders Agreement.

“Initial Control Agreement” means that certain account control agreement, dated as of [___], by and among the Collateral Agent, as secured party for the benefit of Dealer, Counterparty, as pledgor, and Deutsche Bank Trust Company Americas (the “Initial Custodian”) as securities intermediary, as amended from time to time.

“Lien” means any lien, mortgage, security interest, pledge, charge, adverse claim or encumbrance of any kind.

“Pledged Items” means, as of any date, any and all securities, instruments and financial assets delivered by Counterparty or otherwise received by Collateral Agent to be held by the Collateral Agent, or deposited in, or credited to, the Collateral Account, in each case, under this Section 3 and, if applicable, the Control Agreement as Collateral. “Security Interests” means the security interests in the Collateral created hereby.

“Transfer Restriction” means, with respect to any security or other property, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or other property or to enforce the provisions thereof or of any document related thereto whether set forth in such security or other property itself or in any document related thereto, including without limitation (A) any requirement that any sale, assignment or other transfer or enforcement of such security or other property be consented to or approved by any Person, including without limitation the issuer thereof or any other obligor thereon, (B) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such security or other property, (C) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such security or other property, prior to the sale, pledge, assignment or other transfer or enforcement of such security or other property, (D) any registration or qualification requirement or prospectus delivery requirement for such security or other property pursuant to any federal, state or foreign securities law (including without limitation any such requirement arising under the Securities Act) and (E) any legend or other notification appearing on any certificate representing such property to the effect that any such condition or restriction exists; provided that the required delivery of any assignment, instruction or entitlement order from the seller, Counterparty, assignor or transferor of such security or other property, together with any evidence of the corporate or other authority of such Person, shall not constitute a “Transfer Restriction.”

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

(ii) Except as otherwise set forth herein, each of the following terms as used herein shall have the meanings given such term in the UCC section set forth opposite such term:

Term	Section
certificated security	8-102(a)(4)

control	8-106 and 9-106

financial assets	8-102(a)(9)

investment property	9-102(a)(49)

location	9-307

Person	1-201(b)(27)

securities	8-102(a)(15)

securities intermediary	8-102(a)(14)

security entitlement	8-102(a)(17)

uncertificated security	8-102(a)(18)

(b) The Security Interests. In order to secure the full and punctual observance and performance of all present and future obligations of Counterparty to Dealer under the Agreement (including without limitation all obligations of Counterparty under Sections 2 and 6 of the Agreement), this Master Confirmation and each Transaction hereunder (the “Secured Obligations”):

(i) Counterparty hereby assigns, pledges and grants to the Collateral Agent, as agent of and for the benefit of Dealer, security interests in and to, and a lien upon and right of set-off against, all of Counterparty’s right, title and interest in and to (A) the Pledged Items described in Section 3(b)(ii) hereof and any Pledged Items identified in any certificate delivered by Counterparty pursuant to Section 3(d)(i) hereof; (B) all additions to and substitutions for such Pledged Items (including without limitation any securities, instruments or other property delivered or pledged pursuant to Section 3(c)(i) or 3(d)(i) hereof); (C) all of Counterparty’s right, title and interest in and to the redelivery of any Collateral that has been Rehypothecated pursuant to Section 3(i) hereof; (D) the Collateral Account and all cash, securities (including Shares), investment property, financial assets, and other property that may from time to time be deposited in, credited to, or held or carried in the Collateral Account; (E) all income, proceeds (as defined in the UCC) and collections received or to be received, or derived or to be derived, now or at any time hereafter from or in connection with the Collateral described in clauses (A) through (D) above; and (F) all security entitlements with respect to any of the Collateral described in clauses (A) through (E) above (collectively, the “Collateral”).

(ii) On or prior to the date that is one Settlement Cycle following the Trade Date of such Transaction, Counterparty shall cause to be credited to the Collateral Account in pledge hereunder Eligible Collateral consisting of a number of Shares equal to the Number of Transaction Shares for such Transaction (the “Initial Pledged Securities”).

(iii) The Security Interests are granted as security only and shall not subject the Collateral Agent or Dealer to, or transfer or in any way affect or modify, any obligation or liability of Counterparty or the Issuer with respect to any of the Collateral or any transaction in connection therewith.

(iv) To the extent that the Collateral Agent acts in the capacity of securities intermediary in respect of any of the Collateral hereunder, the parties hereto expressly agree that the Collateral Account is a securities account and all rights, assets and property at any time held therein or credited thereto as Collateral hereunder shall be treated as financial assets (within the meaning of Article 8 of the UCC). To the extent that the Collateral Agent acts in the capacity of securities intermediary in respect of any of the Collateral hereunder, it hereby agrees, in such capacity, to comply with any “entitlement order” (as defined in Section 8-102 of the UCC) originated by the Collateral Agent or Dealer relating to such Collateral without further consent by Counterparty or any other person. Counterparty consents to the foregoing agreement by the Collateral Agent in its capacity as securities intermediary.

(c) Certain Covenants of Counterparty. Counterparty agrees that, so long as any of the Secured Obligations of Counterparty remain outstanding:

(i) Counterparty shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described in Sections 3(d)(i) and 3(d)(ii) hereof as necessary to cause such requirement to be met.

(ii) Counterparty shall, at the expense of Counterparty and in such manner and form as Dealer or the Collateral Agent may reasonably require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be reasonably necessary or desirable in order to (A) create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (B) create or maintain control with respect to any such security interests in any investment property or (C) enable the Collateral Agent to exercise and enforce its rights and the rights of Dealer hereunder with respect to such security interest. Counterparty hereby authorizes the Collateral Agent to file such financing statements, naming Counterparty as debtor and providing such description of Collateral, as the Collateral Agent in its reasonable discretion deems reasonably necessary or advisable to further perfect, or maintain the perfection of, the Security Interests.

(iii) Counterparty shall warrant and take reasonable action to defend Counterparty’s title to the Collateral, subject to the rights of the Collateral Agent and Dealer, against the claims and demands of all Persons. The Collateral Agent and Dealer (or, as they may agree, one of them) may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral; provided that, unless an Early Termination Event has occurred and is continuing, they shall first give Counterparty the reasonable opportunity to challenge or discharge the same.

(iv) Counterparty agrees that Counterparty shall not change any of (A) Counterparty’s name, or (B) Counterparty’s chief executive office or jurisdiction of organization, unless in any such case (x) Counterparty shall have given the Collateral Agent prompt notice after the occurrence thereof and (y) such change shall not cause any of the Security Interests to become unperfected, cause Dealer to cease to have control in respect of any of the Security Interests in any Collateral consisting of investment property or subject any Collateral to any other Lien other than Permitted Liens.

(v) Other than pursuant to this Master Confirmation, Counterparty agrees that Counterparty shall not (A) create or permit to exist any Lien (other than the Security Interests or Permitted Liens) or any Transfer Restriction (other than the Existing Transfer Restrictions) upon or with respect to the Collateral, (B) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (C) enter into or consent to (x) any agreement (other than this Master Confirmation or the Shareholders Agreement) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto or (y) any agreement (other than any Control Agreement referred to in Section 3(d)(ii)(C) hereof) pursuant to which any Person other than Counterparty, the Collateral Agent, Dealer and any securities intermediary through which any of the Collateral is held (but, in the case of any such securities intermediary, only in respect of Collateral held through it) has or will have control in respect of any Collateral.

(d) Administration of the Collateral and Valuation of the Securities.

(i) Counterparty may pledge hereunder additional Collateral that is, upon delivery to Collateral Agent as provided herein, Eligible Collateral or other Collateral acceptable to Dealer at any time by delivery of such Collateral pursuant to subsection (ii) below. Concurrently with the delivery of any additional Eligible Collateral, Counterparty shall deliver to the Collateral Agent a certificate of an Authorized Officer of Counterparty substantially in the form of Exhibit C hereto and dated the date of such delivery, (A) identifying the additional items of Eligible Collateral being pledged and (B) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in Section 2(f)(vi) hereof are true and correct with respect to such Eligible Collateral on and as of the date thereof.

(ii) Any delivery of any securities or security entitlements as Collateral shall be effected (A) in the case of Collateral consisting of certificated securities registered in the name of Counterparty, by delivery of certificates representing such securities to the Initial Custodian for credit to the Collateral Account or, at the option of the Collateral Agent, to the Collateral Agent or its nominee, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank (including any related documentation required by the transfer agent for such securities in connection with effecting or registering transfer), with signatures appropriately guaranteed, all in form and substance reasonably satisfactory to the Collateral Agent, (B) in the case of Collateral consisting of uncertificated securities registered in the name of Counterparty, by transmission by Counterparty of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of the Initial Custodian for credit to the Collateral Account or, at the option of the Collateral Agent, in the name of the Collateral Agent or its nominee, accompanied by any required transfer tax stamps, and the issuer’s compliance with such instructions, and (C) in the case of securities in respect of which security entitlements are held by Counterparty through a securities intermediary, by the crediting of security entitlements in respect of such securities, accompanied by any required transfer tax stamps, to (I) if such securities intermediary is the Initial Custodian, the Collateral Account; (II) if such securities intermediary is not the Initial Custodian, a securities account of the Initial Custodian maintained with such securities intermediary or with a different securities intermediary, for further credit to the Collateral Account; or (III) at the option of the Collateral Agent with the consent of Counterparty, a different securities account of the Collateral Agent or Counterparty at another securities intermediary satisfactory to the Collateral Agent and Counterparty and, if such different securities account is an account of Counterparty, the execution by such other securities intermediary, Counterparty and the Collateral Agent of a Control Agreement in form and substance reasonably satisfactory to the Collateral Agent and Counterparty, unless the Collateral Agent is acting as securities intermediary and determines that no such Control Agreement will be required by it.

(iii) If on any Scheduled Trading Day the Collateral Agent determines that a Collateral Event of Default shall have occurred, the Collateral Agent shall promptly notify Counterparty of such determination by written notice or by telephone call to an Authorized Officer of Counterparty followed promptly by a written confirmation of such call.

(iv) If on any Scheduled Trading Day no Early Adverse Event or failure by Counterparty to meet any of Counterparty’s obligations under Section 3(c) or 3(d) hereof has occurred and is continuing, Counterparty may obtain the release from the Security Interests of any Collateral upon delivery to the Collateral Agent of a written notice from an Authorized Officer of Counterparty indicating the items of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred.

(v) The Collateral Agent may, after the occurrence and during the continuance of an Early Termination Event, cause any or all of the Collateral that is registered in the name of Counterparty or Counterparty’s nominee to be transferred of record into the name of the Collateral Agent or Collateral Agent’s nominee. Counterparty shall promptly give to the Collateral Agent copies of any notices or other communications received by Counterparty with respect to Collateral that is registered, or held through a securities intermediary, in the name of Counterparty or Counterparty’s nominee and the Collateral Agent shall promptly give to Counterparty copies of notices and communications received by the Collateral Agent with respect to Collateral that is registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee; provided that (A) the Collateral Agent shall only be required to deliver such notices or other communications as have actually been received by it in respect of the Collateral and (B) the Collateral Agent shall only be required to make such deliveries as quickly as reasonably practicable after its receipt of such notices or other communications; provided, further, that the foregoing delivery requirements shall not apply with respect to notices or other communications received by the Collateral Agent with respect to Collateral held in, or credited to, the Collateral Account, as to which the information delivery requirements of the Initial Control Agreement shall apply. Notwithstanding the foregoing, proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral that is registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee shall be subject to Section 3(e)(ii) hereof and shall not be subject to this Section 3(d)(v). Except as specifically set forth herein, the Collateral Agent shall have no further obligation to ascertain, or to notify Counterparty of, the occurrence of any events or actions concerning Collateral that is registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee and the Collateral Agent shall not be deemed to assume any such further obligation as a result of its establishment of any internal procedures with respect to any securities in its possession.

(vi) Counterparty agrees that Counterparty shall forthwith upon demand pay to the Collateral Agent:

(A) the amount of any taxes that the Collateral Agent or Dealer has been required to pay with respect to the Collateral as a result of the Security Interests or to free any of the Collateral from any Lien thereon. Collateral Agent or Dealer, as applicable, shall make commercially reasonable efforts to notify Counterparty of the amount of such taxes upon a determination by such party of its intent to pay such taxes, but a failure to notify Counterparty shall not affect Counterparty’s obligations pursuant to this clause (vi)(A); and

(B) the amount of any and all reasonable and documented out-of-pocket expenses, including the reasonable and documented out-of-pocket fees and disbursements of counsel and of any other experts, that the Collateral Agent or Dealer may reasonably incur to preserve the validity, perfection and rank of the Security Interests or in connection with the enforcement, collection, sale or other disposition after the occurrence of an Early Termination Event of any of the Collateral.

Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 2% plus the rate announced from time to time by Dealer as its prime rate.

(vii) If Physical Settlement or Modified Physical Settlement applies, for each Component of a Transaction, if (i) by 12:00 p.m., New York City time, on the relevant Settlement Date, Counterparty shall not have otherwise effected delivery of the Number of Shares to be Delivered or the Number of Shares, as applicable, and (ii) the Collateral (as defined in Section 3(b) hereof) then held by or on behalf of Dealer (including any Rehypothecated Collateral) includes Shares with respect to which the representations and agreements set forth in Section 9.11 of the Equity Definitions are true and satisfied (or, at the absolute discretion of Dealer, Shares with respect to which such representations and agreements are not true or satisfied), then the delivery provided by Section 9.2 of the Equity Definitions shall be effected, in whole or in part, as the case may be, by delivery on the relevant Settlement Date by the Collateral Agent to an affiliate of Dealer designated by Dealer (or by netting against the obligation to return Rehypothecated Collateral) of a number of Shares then held as Collateral hereunder by or on behalf of Dealer, not to exceed the Number of Shares to be Delivered, or the Number of Shares, as applicable, for such Component. Upon any such delivery or netting, Dealer shall hold such Shares absolutely and free from any claim or right whatsoever (including without limitation any claim or right of Counterparty).

(viii) Unless, by 12:00 p.m., New York City time, on the date Counterparty owes any Payment Obligation in Respect of Extraordinary Dividends under Section 1 hereof, Counterparty shall have otherwise satisfied such obligation, if at such time or any later time on such date prior to satisfaction of such obligation the Collateral then held hereunder by or on behalf of Dealer includes all or any part of the cash required to be so paid, then the payment required pursuant to “Payment Obligation in Respect of Extraordinary Dividends” shall be effected, in whole or in part, as the case may be, by delivery by the Collateral Agent to Dealer of an amount of cash equal to the amount thereof so required to be paid.

(ix) Counterparty may at any time, so long as no Early Adverse Event shall have occurred and be continuing, elect to substitute Eligible Collateral consisting of (x) Cash Collateral for all (but not less than all) of the Shares constituting Collateral at such time or (y) Shares for all (but not less than all) of the Cash Collateral or Shares constituting Collateral at such time, in each case, subject to the following terms and conditions: (A) Counterparty shall give the Collateral Agent at least three Scheduled Trading Days’ prior written notice that Counterparty intends to effect such substitution; (B) in the case of a substitution consisting of Cash Collateral, the Collateral Agent shall have received, and shall have a valid and perfected first-priority security interest for the benefit of Dealer in, Cash Collateral having a value (as determined by the Calculation Agent) equal to at least the Cash Substitution Required Cash Balance on the date of such delivery, in respect of which Cash Collateral Dealer will have control, subject to no prior Lien other than any Permitted Lien; (C) in the case of a substitution consisting of Shares, the Collateral Agent shall have received, and shall have a valid and perfected first-priority security interest for the benefit of Dealer in, a number of Shares constituting Eligible Collateral equal to the aggregate Number of Transaction Shares for all outstanding Components of all Transactions outstanding on the date of such delivery, in respect of which Shares Dealer will have control, subject to no prior Lien other than any Permitted Lien; and (D) in the case of a substitution consisting of Cash Collateral, Counterparty shall make mark-to-market deliveries of additional Cash Collateral promptly following written notice of a deficiency so that no Collateral Event of Default shall occur and, upon the request of Counterparty, Dealer shall release Cash Collateral previously pledged promptly following written notice of an excess so long as no Collateral Event of Default shall occur as a result of such release.

(e) Income and Voting Rights in Collateral.

(i) The Collateral Agent shall have the right to receive and retain as Collateral hereunder (including, at the option of the Collateral Agent, by a deposit or credit thereof to the Collateral Account) all proceeds of the Collateral, excluding cash interest and excluding cash dividends (following any payment required pursuant to “Payment Obligation in Respect of Extraordinary Dividends”) (collectively, “Interest Proceeds”); provided that the Collateral Agent shall have the right to receive and retain as Collateral hereunder any and all proceeds of the Collateral, including without limitation any Interest Proceeds, upon the occurrence and during the continuance of an Early Adverse Event (such proceeds, in either case, “Retained Proceeds”), and Counterparty shall take all such action as the Collateral Agent shall deem necessary or appropriate to give effect to such right. All such Retained Proceeds received by Counterparty shall be received in trust for the benefit of the Collateral Agent and Dealer and, if the Collateral Agent so directs, shall be segregated from other funds of Counterparty and shall, as soon as reasonably practicable upon demand by the Collateral Agent, be paid over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement). After all Early Adverse Events have been cured, the Collateral Agent’s right to retain Interest Proceeds under this Section 3(e)(i) shall cease and the Collateral Agent shall pay, or instruct the Initial Custodian (or any replacement therefor) to pay, over to Counterparty any such Collateral consisting of Interest Proceeds retained by it during the continuance of any such Early Adverse Event. The Collateral Agent shall within two Currency Business Days of receipt pay, or instruct the Initial Custodian (or any replacement therefor) to pay, over to Counterparty any Collateral consisting of Interest Proceeds received by it in the absence of an Early Adverse Event that is continuing, it being understood that (i) if the Collateral Agent has received the Interest Proceeds, Section 5(a)(i) of the Agreement shall apply to the Collateral Agent’s obligation to pay, (ii) if the Initial Custodian (or any replacement therefor) has received the Interest Proceeds, Section 5(a)(ii) shall apply to the Collateral Agent’s obligation to instruct (with a one Local Business Day grace period after being given notice of such failure) and (iii) if the Collateral Agent is notified that the Initial Custodian (or any replacement therefor) has not paid the Interest Proceeds as instructed, the Collateral Agent shall use commercially reasonable efforts to cause, and to cooperate with Counterparty’s efforts to cause, the Initial Custodian (or any replacement therefor) to make such payment.

(ii) Unless an Early Termination Event shall have occurred and be continuing, Counterparty shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral that has not been Rehypothecated (following a Rehypothecation Election that is still continuing), provided that Counterparty shall not vote the Collateral or give consents, waivers or ratifications in connection with the Collateral that would reasonably be expected to impair the Collateral Agent’s rights under this Master Confirmation, and the Collateral Agent shall, upon receiving a written request from Counterparty accompanied by a certificate of Counterparty stating that no Early Termination Event shall have occurred and be continuing, deliver to Counterparty or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral that is registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee as shall be specified in such request and shall be in form and substance satisfactory to the Collateral Agent; provided, however, that (A) the Collateral Agent shall only be required to deliver such proxies, powers of attorneys, consents, ratifications and waivers as have actually been received by it in respect of the Collateral, (B) notwithstanding anything to the contrary in this Section 3(e)(ii), the delivery requirements contemplated above shall not apply with respect to proxies, powers of attorney, consents, ratifications or waivers received by the Collateral Agent with respect to Collateral held in, or credited to, the Collateral Account, as to which the information delivery requirements of the Initial Control Agreement shall apply, and (C) the Collateral Agent shall only be required to make such deliveries as quickly as reasonably practicable after its receipt of the relevant documents and the written request.

(iii) If an Early Termination Event shall have occurred and be continuing, the Collateral Agent shall have the right, to the extent permitted by law, and Counterparty shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.

(f) Remedies upon Early Termination Events.

(i) If any Early Termination Event shall have occurred and be continuing, the Collateral Agent may exercise on behalf of Dealer all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised).

(ii) Counterparty hereby irrevocably appoints the Collateral Agent as Counterparty’s true and lawful attorney (which power of attorney is coupled with an interest), with full power of substitution, in the name of Counterparty, the Collateral Agent or Dealer or otherwise, for the sole use and benefit of the Collateral Agent and Dealer, but at the expense of Counterparty, to the extent permitted by law, to exercise, at any time and from time to time while an Early Termination Event has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral to the extent necessary to satisfy in full all Secured Obligations that are then due:

(A) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(B) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(C) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof and in connection therewith, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property thus to be (or that is being or has been) sold, transferred, assigned or otherwise dealt in, and

(D) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral Agent shall give Counterparty not less than five days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including without limitation equity securities, or is of a type customarily sold on a recognized market. The Collateral Agent and Counterparty agree that such notice constitutes “reasonable authenticated notification” within the meaning of Section 9-611 of the UCC. If so requested by the Collateral Agent, by Dealer or by any buyer of the Collateral or a portion thereof, Counterparty shall further ratify and confirm any action taken pursuant to such power of attorney by executing and delivering to the Collateral Agent, to Dealer or to such buyer or buyers at the expense of Counterparty all proper deeds, bills of sale, instruments of assignment, conveyance or transfer, releases, instructions and entitlement orders as may be designated in any such request.

(iii) Counterparty recognizes that Dealer may choose or be required under applicable law to effect a sale of all or a part of the Collateral by means of one or more private sales, and that the purchasers in such private sales may be obliged to agree, among other things, to acquire such Collateral for their own account and not with a view to the distribution or resale thereof except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act. Counterparty agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that Dealer has no obligation to delay sale of any such Collateral for the period of time necessary to permit a public sale thereof, including without limitation to allow the issuer of such Collateral, even if such issuer would agree, to register such Collateral for public sale under such applicable securities laws. Counterparty agrees that private sales made under the foregoing circumstances shall not be deemed to be commercially unreasonable solely because they are so conducted on a private basis.

(iv) Counterparty hereby (i) acknowledges that selling or otherwise disposing of Collateral consisting of Shares in accordance with the restrictions set forth in Section 4(a) and the other provisions of this Master Confirmation may result in prices and terms less favorable to the Collateral Agent and/or Dealer than those that could be obtained by selling or otherwise disposing of any such Shares at one time in a single transaction and (ii) agrees and acknowledges that no method of sale or other disposition of the available portion of any such Shares shall be deemed commercially unreasonable solely because of any action taken or not taken by the Collateral Agent and/or Dealer to comply with such restrictions. For the avoidance of doubt, the inability of the Collateral Agent and/or Dealer to acquire, receive or exercise rights with respect to Collateral consisting of Shares at any time as a result of Section 4(a) below shall not preclude the Collateral Agent and/or Dealer from taking such action at a later time when such inability no longer exists. Notwithstanding any provision of this Master Confirmation to the contrary, none of the Collateral Agent or Dealer shall become the record or beneficial owner, or otherwise have any rights as a holder, of any Collateral consisting of Shares that the Collateral Agent and/or Dealer is not entitled to exercise any other remedies in respect of at any time until such time as the Collateral Agent and/or Dealer is permitted to exercise such remedies in respect thereof pursuant to the limitations set forth in Section 4(a).

(g) The Collateral Agent.

(i) Dealer hereby irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Section 3 as are delegated to the Collateral Agent by the terms hereof, together with all such powers as are reasonably incidental thereto.

(ii) The obligations of the Collateral Agent hereunder are only those expressly set forth in this Section 3.

(iii) The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

(iv) Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with this Section 3 (A) with the consent or at the request of Dealer or (B) in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.

(v) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent, bailee, clearing corporation or securities intermediary or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent, bailee, clearing corporation or securities intermediary selected by the Collateral Agent or Initial Custodian in good faith. For purposes of the foregoing, each of Counterparty and the Collateral Agent hereby agrees that the Initial Custodian is an agent and securities intermediary selected by the Collateral Agent and Counterparty in good faith.

(vi) Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, subject to the prior written consent of Dealer in consultation with Counterparty, be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(h) Miscellaneous.

(i) Any securities intermediary that executes a Control Agreement and its successors and assigns shall be entitled to rely on the consent and agreement of Counterparty in Section 3(d)(ii) as if such consent had been given directly to, and such agreement had been made directly with, such securities intermediary.

(ii) As to Pledged Items located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of Dealer shall have, in addition to any rights under the laws of the State of New York, all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree that the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) with respect to the Collateral Agent, insofar as it acts as a securities intermediary hereunder or in respect hereof, is the State of New York.

(i) No Right to Rehypothecate Securities; Rehypothecation Election. So long as no Early Termination Event has occurred, neither Dealer nor Collateral Agent shall have the right to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business (collectively, “Rehypothecate” or “Rehypothecation”), any Collateral (other than Cash Collateral); provided that Counterparty may at any time notify Dealer that it is making an election hereunder to permit Rehypothecation (a “Rehypothecation Election”), in which case Dealer shall be entitled to Rehypothecate any and all Collateral consisting of Shares (such Collateral, “Rehypothecated Collateral”) until such time as Counterparty has provided at least two Scheduled Trading Days’ notice that its Rehypothecation Election is no longer continuing. For purposes of these Collateral Provisions and any rights and remedies hereunder, the Collateral Agent will be deemed to hold all Rehypothecated Collateral and to receive Interest Proceeds thereon, regardless of whether Dealer has exercised its Rehypothecation rights following a

Rehypothecation Election by Counterparty, and Dealer shall satisfy any obligation it may have to return Rehypothecated Collateral to Counterparty by delivering securities of the same class and issue as such Rehypothecated Collateral. Following any Rehypothecation Election, Dealer’s obligation to replace Rehypothecated Collateral as described above shall be subject to netting and set-off against any obligation of Counterparty to deliver Shares pursuant to Section 1 or Section 3(d)(vii) hereof. Counterparty agrees that a Rehypothecation Election may not be made at any time a substitution of Cash Collateral for Shares constituting Collateral has occurred and is continuing in accordance with Section 3(d)(ix) and any Rehypothecation Election made under this Section 3(i) prior to such substitution shall be deemed ineffective during such time as such a substitution is continuing.

(j) Termination of Security Interest. The rights hereby granted by Counterparty in the Collateral shall cease, terminate and be void upon fulfilment of all of the obligations of Counterparty under each Transaction hereunder. Any Collateral remaining at the time of such termination shall be fully released and discharged from the Security Interests and promptly delivered to Counterparty by the Collateral Agent, all at the request and expense of Counterparty.

4. MISCELLANEOUS:

(a) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer may not take delivery of any Shares deliverable hereunder, exercise any right of Rehypothecation (following a Rehypothecation Election that is still continuing) or exercise remedies as described in Section 3 hereof in respect of Shares constituting Collateral (any such delivery, exercise or exercise of remedies, a “Share Acquisition”) and Automatic Physical Settlement shall not apply to the extent (but only to the extent) that, after such Share Acquisition, (i) the Section 16 Percentage would exceed [ ]%, or (ii) the Share Amount would exceed the Applicable Share Limit. Any purported Share Acquisition hereunder shall be void and have no effect to the extent (but only to the extent) that, after such Share Acquisition, (i) the Section 16 Percentage would exceed [ ]%, or (ii) the Share Amount would exceed the Applicable Share Limit. If any Share Acquisition hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligations in respect of such Share Acquisition shall not be extinguished and Counterparty shall fulfill such obligations as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such Share Acquisition, (i) the Section 16 Percentage would not exceed [ ]%, and (ii) the Share Amount would not exceed the Applicable Share Limit. “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13) of which Dealer is or may be deemed to be a part, beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or any organizational documents of the Issuer or any agreement to which Counterparty is a party that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restrictions, as determined by Dealer in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under any Applicable Restrictions, as determined by Dealer in its reasonable discretion, minus (B) 1% of the number of Shares outstanding.

(b) Right to Extend. Dealer may postpone, in whole or in part, any Valuation Date or any other date of valuation or delivery (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares with respect to one or more Components of any Transaction hereunder and to the Floor Price and/or Cap Price of any Transaction hereunder to account for the economic effect on the Transaction of such postponement) if Dealer determines, in its commercially reasonable judgment, that such extension is necessary to preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions (but only if there is a material decrease in liquidity relative to the liquidity that was, as of the Trade Date, reasonably expected on the relevant Valuation Date)

or to enable Dealer to effect purchases or sales of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would be, based upon the advice of counsel, in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer; provided that any such policies or procedures are generally applicable in similar situations and applied in a non-discriminatory manner; provided, further that Dealer may not designate the Valuation Date for a Component on a date more than [ ] Scheduled Trading Days following the Scheduled Valuation Date for the last Component specified in the Supplemental Confirmation for the relevant Transaction.

(c) Amendments to the Equity Definitions. The following amendments shall be made to the Equity Definitions:

(i) Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with “a material economic” and adding the following words at the end thereof “or options on such Shares”;

(ii) Section 11.2(c) of the Equity Definitions is hereby amended by (x) replacing the words “a diluting or concentrative” with “a material economic”, and (y) deleting the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing it with the phrase “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)”;

(iii) Section 11.2(e)(vii) of the Equity Definitions is hereby amended by (x) deleting the words “a diluting or concentrative” and replacing them with the word “a material” and adding the following words at the end thereof “or options on such Shares” and (y) deleting the word “event” and replacing it with the words “corporate action by the Issuer”;

(iv) Section 12.9(b)(i) of the Equity Definitions is hereby amended by adding at the end thereof the phrase “; provided that the Counterparty may elect to terminate the Transaction pursuant to this clause only if it acknowledges, in writing to Dealer, its responsibilities under federal securities laws, and, in particular, Section 9 and Section 10(b) of the Exchange Act and the rules and regulations thereunder, in respect of such election”;

(v) Section 12.9(b)(iv) of the Equity Definitions is hereby amended by (x) deleting (1) subsection (A) in its entirety, (2) the phrase “ or (B)” following subsection (A) and (3) the phrase “ in each case” in subsection (B); and (y) deleting the phrase “ neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the penultimate sentence; and

(vi) Section 12.9(b)(v) of the Equity Definitions is hereby amended by (1) inserting after the phrase “If such notice is not given” in the third sentence thereof the words “or the Non-Hedging Party has not elected an alternative specified in clause (A), (B) or (C) above”; (2) immediately following the word “Day” in clause (C) of the second sentence thereof, adding the phrase “; provided that the Non-Hedging Party may elect to terminate the Transaction as of that second Scheduled Trading Day only if the Non-Hedging Party acknowledges, in writing to the Hedging Party, its responsibilities under federal securities laws, and, in particular, Section 9 and Section 10(b) of the Exchange Act and the rules and regulations thereunder, in respect of such election”; and (3) deleting clause (X) and the words “or (Y)” in the final sentence.

(d) [Reserved].

(e) Transfer or Assignment. Neither party may transfer any of its rights or obligations under any Transaction hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Dealer may transfer or assign all of its rights and obligations under all Transactions hereunder without Counterparty’s consent to any affiliate of Dealer (1) that has a long-term issuer rating that is equal to or better than Dealer’s credit rating by both of S&P Global Ratings or its successor (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) at the time of such transfer or assignment, or (2) whose obligations hereunder will be guaranteed, pursuant to the terms of a guarantee in form and substance reasonably satisfactory to Counterparty by Dealer or Dealer’s ultimate parent (but only if such ultimate parent meets the ratings tests in clause (1)); provided that, in the case of any such transfer or assignment by Dealer described in this sentence, such a transfer or assignment shall not occur unless (I) such transfer or assignment does not result in an Event of Default, Potential Event of Default, Termination Event or otherwise breach the Agreement; (II) at the time of such transfer or assignment either (i) each of the Dealer and the transferee or assignee in any such transfer or assignment is a “dealer in securities” within the meaning of Section 475(c)(1) of U.S. Internal Revenue Code of 1986, as amended (the “Code”) or (ii) the transfer or assignment does not result in a deemed exchange by Counterparty within the meaning of Section 1001 of the Code; and (III) Counterparty would not, at the time and as a result of such transfer or assignment, reasonably be expected to become subject to any law, regulation or similar requirement to which it would not otherwise have been subject absent such transfer or assignment; provided further that, (A) the transferee or assignee shall agree that following such transfer or assignment by Dealer described in this sentence, Counterparty will not (x) receive from the transferee or assignee on any payment date (after accounting for amounts paid by the transferee or assignee under Section 2(d)(i)(4) of the Agreement as well as any withholding or deduction of Tax from the payment) an amount, as applicable, lower than the amount that Counterparty would have received from Dealer in the absence of such transfer or assignment, or (y) be required to pay to such assignee or transferee on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than an amount that Counterparty would have been required to pay to Dealer in the absence of such transfer or assignment, and (B) the transferee or assignee shall make such tax representations and shall provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to make any necessary determinations pursuant to clause (A) of this proviso.

(f) Designation by Dealer. Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities, or make or receive any payment in cash, to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities, or make or receive such payment in cash, and otherwise to perform Dealer’s obligations in respect of any Transaction hereunder and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(g) Non-Confidentiality. Dealer and Counterparty agree that Counterparty and Counterparty’s employees, representatives, or other agents are authorized to disclose to any and all persons, without limitation of any kind, the U.S. Federal income tax treatment and U.S. Federal income tax structure of any Transaction hereunder and all analyses that have been provided to Counterparty relating to such tax treatment and tax structure.

(h) Securities Contract. The parties hereto intend that (i) Dealer be a financial institution within the meaning of Section 101(22) of the Bankruptcy Code, (ii) the Agreement and this Master Confirmation, together with any Supplemental Confirmations, be a securities contract, as such term is defined in Section 741(7) of the Bankruptcy Code, (iii) each and every transfer of funds, securities and other property under the Agreement and this Master Confirmation (and any Transaction hereunder) be a settlement payment or a margin payment and a transfer, as such terms are used in Section 546(e) of the Bankruptcy Code, (iv) the rights given to Dealer hereunder upon an Event of Default constitute a contractual right to cause the liquidation, termination or acceleration of a securities contract, a contraction right to offset or net out any termination value, payment amount or other transfer obligation and a contractual right under a security agreement or arrangement or other credit enhancement, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code, and (v) Dealer be entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(o), 546(e), 548(d)(2), 555 and 561 of the Bankruptcy Code.

(i) [Reserved].

(j) Qualified Financial Contract. The parties hereto acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, Dealer shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties hereto have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, Dealer shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty or Counterparty Entity, as the case may be; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity” (provided, however, that where Counterparty is a natural person, any reference inapplicable to natural persons, including but not limited to jurisdiction of incorporation or organizational documents, shall be disregarded). In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. For purposes of this paragraph, references to “this Agreement” also include any confirmation entered into between the parties prior to the date hereof and any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

(k) Agreements Regarding Supplemental Confirmations.

(i) Counterparty and Dealer agree and acknowledge that (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and the Supplemental Confirmations thereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions, (B) this Master Confirmation, together with each Supplemental Confirmation, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (C) the Supplemental Confirmation, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(ii) Counterparty and Dealer further agree and acknowledge that this Master Confirmation together with the Supplemental Confirmations thereto constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.

(l) Tax Matters.

(i) For purposes of Section 3(f) of the Agreement:

(A) Dealer represents to Counterparty that for U.S. federal income tax purposes: [ ]

(B) Counterparty represents to Dealer that for U.S. federal income tax purposes Counterparty is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) and an “exempt recipient” (as that term is used in section 1.6049-4(c)(1) of the United States Treasury Regulations).

(ii) “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iii) [Reserved.]

(iv) For the purpose of Section 4(a)(i) of the Agreement: Dealer shall provide to Counterparty a valid U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) upon execution and delivery of this Master Confirmation, (ii) promptly upon reasonable demand by Counterparty, and (iii) promptly upon learning that any such tax form previously provided by Dealer has become obsolete or incorrect. Counterparty shall provide to Dealer a valid U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) upon execution and delivery of this Master Confirmation, (ii) promptly upon reasonable demand by Dealer, and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become obsolete or incorrect.

(m) Amendment or Waiver. Any provision of this Master Confirmation may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

(n) Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO ANY TRANSACTION HEREUNDER. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO EACH TRANSACTION HEREUNDER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

(o) Choice of Law. This Master Confirmation shall in all respects be construed in accordance with and governed by the laws of the State of New York (without reference to choice of law doctrine); provided that as to Pledged Items located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of Secured Party shall have, in addition to any rights under the laws of the State of New York, all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree that the Collateral Agent’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) insofar as it acts as a securities intermediary hereunder or in respect hereof, is the State of New York.

(p) Agreements and Acknowledgments Regarding Hedging. Counterparty understands, acknowledges and agrees, in respect of each Transaction hereunder, that:

(i) At any time on and prior to the Valuation Date for the final Component, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative transactions in order to adjust its hedge position with respect to such Transaction;

(ii) Dealer and its affiliates also may be active in the market for Shares or other securities or options or futures contracts or swaps or other derivative transactions relating to the Shares other than in connection with hedging activities in relation to such Transaction;

(iii) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in relation to such Transaction hereunder shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to such Transaction; and

(iv) Any market activities of Dealer and its affiliates with respect to such Transaction may affect the market price and volatility of Shares, as well as the Settlement Price, each in a manner that may be adverse to Counterparty.

(q) Notices.

(i) Notices to Counterparty shall be directed as follows:

To: [ ]

In addition to the above, notices or other communications under Section 5 or 6 of the Agreement that are being sent by e-mail shall be sent to the following e-mail addresses: [ ].

(ii) Address for notices or communications to Dealer or Collateral Agent: [ ]

(r) Accounts.

(i) Account for payments to Dealer: To be separately advised.

(ii) Account for payments to Counterparty: An account of Walgreens Boots Alliance, Inc., to be separately advised.

(s) [Reserved.]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Master Confirmation enclosed for that purpose and returning it to Dealer.

Very truly yours,

[ ]

By:
Name:
Title:

[ ], as Collateral Agent

By:
Name:
Title:

Confirmed as of the date first above written:

WALGREENS BOOTS ALLIANCE HOLDINGS LLC By:_________________________________ Name: Title:

EXHIBIT A

[    ]

FORM OF SUPPLEMENTAL CONFIRMATION

[Date]

Walgreens Boots Alliance Holdings LLC

108 Wilmot Road, Deerfield, Illinois 60015

Attention: [    ]

Tel: [    ]

Re:                                    Pre-paid Variable Share Forward Transaction

Transaction Ref:             [_________].

The purpose of this communication is to set forth certain terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below (the “Transaction”). This confirmation is a Supplemental Confirmation within the meaning of the Master Confirmation for forward transactions dated as of [    ], as amended and supplemented from time to time (the “Master Confirmation”), among Walgreens Boots Alliance Holdings LLC (“Counterparty”), [    ] (“Dealer”), and [    ], as collateral agent (the “Collateral Agent”). Capitalized terms used herein have the meanings set forth in the Master Confirmation.

For all purposes under the Master Confirmation, the terms of the Transaction to which this Supplemental Confirmation relates shall be as follows:

Trade Date:	[__]

Number of Components:	[•]

Number of Transaction Shares:	[•]

Initial Share Price:	USD [•]

Prepayment Percentage:	[•]%

Prepayment Date:	The later of (i) the second Currency Business Day following the Trade Date and (ii) the Currency Business Day following the date Counterparty has delivered to the Collateral Agent the Collateral required to be delivered pursuant to Section 3 of the Master Confirmation.

Prepayment Amount:	USD [•]

Forward Floor Percentage:	[•]%

Forward Cap Percentage:	[•]%

Forward Floor Price:	USD [•]

Forward Cap Price:	USD [•]

Exhibit A – 1

Initial Stock Loan Rate:	[•] basis points per annum

Maximum Stock Loan Rate:	[•] basis points per annum

Ordinary Dividend Amount:	[•]

Office (in respect of Dealer):	[ ]

For each Component of the Transaction, the Number of Shares and the Scheduled Valuation Date are set forth below:

Component Number	Number of Shares	Scheduled Valuation Date
1.		[ ], 20__
2.		[ ], 20__
3.		[ ], 20__
4.		[ ], 20__
5.		[ ], 20__
6.		[ ], 20__
7.		[ ], 20__
8.		[ ], 20__
9.		[ ], 20__
10.		[ ], 20__
11.		[ ], 20__
12.		[ ], 20__
13.		[ ], 20__
14.		[ ], 20__
15.		[ ], 20__
16.		[ ], 20__
17.		[ ], 20__
18.		[ ], 20__
19.		[ ], 20__
20.		[ ], 20__
21.		[ ], 20__
22.		[ ], 20__
23.		[ ], 20__
24.		[ ], 20__
25.		[ ], 20__
26.		[ ], 20__
27.		[ ], 20__
28.		[ ], 20__
29.		[ ], 20__
30.		[ ], 20__

Exhibit A – 2

Please confirm by signing below that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the particular Transaction to which this Supplemental Confirmation relates and return it to us.

Very truly yours,

[ ]

By:
Name:
Title:

[ ], as Collateral Agent

By:
Name:
Title:

Acknowledged and Confirmed:

WALGREENS BOOTS ALLIANCE HOLDINGS LLC By: ___________________________________ Name: Title:

Exhibit A – 3

EXHIBIT B

SCHEDULE TO UCC FINANCING STATEMENT

Debtor:                  Walgreens Boots Alliance Holdings LLC

Secured Party:       [    ], as Collateral Agent

COLLATERAL DESCRIPTION

All of Debtor’s right, title and interest in, whether now owned or hereafter acquired by Debtor, in and to (collectively, the “Collateral”):

(A) the Pledged Items; (B) all additions to and substitutions for the Pledged Items (including without limitation any securities, instruments or other property delivered or pledged pursuant to the Forward MCA); (C) all of Debtor’s right, title and interest in and to the redelivery of any Collateral that has been Rehypothecated; (D) the Collateral Account and all cash, securities (including Shares), investment property, financial assets and other property that may from time to time be deposited in, credited to, or held or carried in the Collateral Account; (E) all income, proceeds and collections received or to be received, or derived or to be derived, now or at any time hereafter from or in connection with the Collateral described in clauses (A) through (D) above; and (F) all security entitlements with respect to any of the Collateral described in clauses (A) through (E) above. For purposes of the foregoing, the following terms shall have the meanings assigned to them under the UCC: “financial assets,” “investment property,” “proceeds,” “securities,” and “security entitlements.”

ADDITIONAL DEFINITIONS

“Collateral Account” means the non-interest bearing account ending with [    ] established and maintained by Deutsche Bank Trust Company Americas, in the name of Debtor, identifying Secured Party as pledgee of Debtor (as the same may be redesignated, renumbered or otherwise modified) to hold collateral. For purposes of the UCC, the Collateral Account shall be deemed to consist of a “securities account” (within the meaning of Section 8-501(a) of the UCC).

“Forward MCA” means the Master Confirmation: Pre-paid Variable Share Forward Transactions, dated as of [___], among Debtor, [    ] and [    ] as Collateral Agent, as amended or modified from time to time, including the ISDA 2002 Master Agreement to which it is subject and each Supplemental Confirmation thereunder.

“Pledged Items” means, as of any date, any and all securities, instruments and financial assets delivered by Debtor or otherwise received by Secured Party to be held by the Secured Party, or deposited in, or credited to, the Collateral Account, in each case, under the Forward MCA as Collateral.

“Rehypothecated” means, in respect of any Collateral that Secured Party has exercised its right under the Forward MCA to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business such Collateral.

“Shares” means the common stock, par value USD 0.01 per share, of AmerisourceBergen Corporation.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

Exhibit B – 1

EXHIBIT C

CERTIFICATE FOR ADDITIONAL COLLATERAL

The undersigned, an Authorized Officer of Walgreens Boots Alliance Holdings LLC (“Counterparty”), hereby certifies, pursuant to Section 3(d)(i) of the Master Confirmation, dated as of [                ], among Counterparty, [    ], as Dealer, and [    ], as Collateral Agent (the “Confirmation”; terms defined in the Confirmation being used herein as defined therein), that:

1.    Counterparty is delivering, or causing to be delivered in accordance with Section 3(d)(i) of the Master Confirmation, the following securities (or security entitlements in respect thereof) to the Collateral Agent to be held by the Collateral Agent as additional Collateral (the “Additional Collateral”):

[    ]

2.    Counterparty hereby represents and warrants to the Collateral Agent that the Additional Collateral is Eligible Collateral and that the representations and warranties contained in Section 2(f)(vi) of the Master Confirmation are true and correct with respect to the Additional Collateral on and as of the date hereof.

This Certificate may be relied upon by Dealer as fully and to the same extent as if this Certificate had been specifically addressed to Dealer.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of __________, 20__.

By:
Name: Title:

Exhibit C – 1